Exhibit 99

                                 [PRESS RELEASE]

                                [OBJECT OMITTED]

For Immediate Release

    Contact: Craig McDaniel, APR                    Michelle Smith
             Michael A. Burns & Associates          Ketchum
             (214) 521-8596 or                      (214) 259-3427 or
             (214) 616-7186 mobile                  (214) 549-3122 mobile
             cmcdaniel@mbapr.com                    michelle.smith@ketchum.com


                Daisytek and PFSweb Announce Timing for Spin-Off
                     Favorable IRS Tax-Free Ruling Received

Plano, Texas (June 8, 2000) - Daisytek International Corporation (Nasdaq: DZTK) and PFSweb, Inc. (Nasdaq: PFSW) today announced that the Daisytek Board of Directors has approved the separation of PFSweb from Daisytek by means of a tax-free dividend of DZTK's remaining 80.1 percent ownership of PFSweb. Recently, Daisytek received a favorable ruling from the Internal Revenue Service to the effect that the distribution by Daisytek of its shares of PFSweb stock will be tax-free to Daisytek and to Daisytek stockholders for U.S. federal income tax purposes.

         PFSweb, a subsidiary of Daisytek, successfully completed an initial public offering in December 1999. PFSweb has continued to be owned 80.1 percent by Daisytek. Daisytek previously announced its plan to complete the spin-off of its remaining ownership of PFSweb to Daisytek shareholders upon receiving the favorable IRS ruling.

         "PFSweb's complete separation from Daisytek will provide PFSweb the opportunity to forge its own strategic direction," said Mark C. Layton, chairman of PFSweb and Daisytek. "The spin-off completes our vision of creating two leading world-class companies and we believe will enhance shareholder value."

         Daisytek has declared a distribution to its stockholders of all of its 14,305,000 PFSweb shares. The distribution is payable at the close of business on July 6, 2000 (the "Distribution Date"), to Daisytek stockholders of record as of June 19, 2000 (the "Record Date"). The NASDAQ has advised Daisytek that the ex-dividend date for Daisytek will be July 7, 2000. Daisytek shareholders as of the Record Date will receive a pro rata distribution of PFSweb shares owned by Daisytek. Daisytek shareholders contemplating a sale of Daisytek stock between the Record Date and the Distribution Date are advised to consult with their broker as to their entitlement to the distribution of PFSweb shares. Based on the current shares outstanding at each company, Daisytek shareholders will receive approximately 0.81 shares of PFSweb stock for each share of Daisytek stock they own on the Record Date. The exact ratio will not be determined until the Record Date, but will be calculated as the number of shares of PFSweb owned by Daisytek (14,305,000) divided by the number of shares of Daisytek outstanding on the Record Date.

         "We have great confidence in PFSweb's ability to be our long-term business partner and to handle our U.S. computer supplies business infrastructure," said Jim Powell, president and

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CEO of Daisytek. "The Daisytek management team is extremely excited about our opportunity to focus on client satisfaction, growth initiatives and shareholder value."

         In addition, PFSweb today announced that its board of directors has adopted a shareholders rights plan designed to protect the long-term value of PFSweb for its shareholders.

         Layton stated, "The rights plan is intended to enable all PFSweb shareholders to realize the value of their investment in PFSweb."

         In connection with the rights plan, the board declared a dividend of one preferred share purchase right (a "Right") for each share of PFSweb's common shares outstanding at the close of business on July 6, 2000 (after giving effect to the spin-off). The Rights will expire on July 6, 2010.

         The Rights will be exercisable only if a person or group acquires 15 percent or more of PFSweb's common shares or announces a tender offer, the consummation of which would result in ownership by a person or group of 15 percent or more of PFSweb's common shares. Each Right will entitle the shareholders to buy one one-thousandth of a share of a new series of preferred shares at an exercise price of $67.

         If PFSweb is acquired in a merger or other business combination transaction after a person has acquired 15 percent or more of PFSweb's outstanding common shares, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such exercise price. In addition, if a person or group acquires 15 percent or more of PFSweb's outstanding common shares, each Right will entitle its holder (other than such person or member of such group) to purchase, at the Right's then-current exercise price, a number of PFSweb's common shares having a market value of twice such exercise price.

         Under certain circumstances, the board of directors may exchange the Rights, in whole or in part, at an exchange ratio of one share of common share (or one-thousandth of a share of the new series of preferred shares) per Right.

         Prior to the acquisition by a person or group of beneficial ownership of 15 percent or more of PFSweb's common shares, the Rights are redeemable for $.001 per Right at the option of the board of directors. Prior to such time, the terms of the Rights may be amended by the board.

About Daisytek

Daisytek is a leading distributor of computer supplies, office products, and film and tape media. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 150 manufacturers. Daisytek is headquartered in Plano, Texas, and maintains sales and distribution centers in the United States, Australia, Canada and Mexico.

About PFSweb, Inc.

When the world's brand names need proven, fast, and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. Its team of experts design diverse solutions for clients around a flexible core business

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infrastructure. PFSweb provides solutions that include: e-marketplace order management, Web enabled customer service centers, customer lifecycle management, international distribution centers, billing and collection services, and ERP information interfacing.

PFSweb, Inc., a subsidiary of Daisytek International Corporation (Nasdaq: DZTK), completed an IPO in December 1999. PFSweb continues to be owned 80 percent by Daisytek. Daisytek has announced that it plans to complete a spin-off of its remaining ownership of PFSweb.

                                       ###

The matters discussed in this news release and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, general economic conditions, industry trends, integration of acquired business units, the dependence upon and/or loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, risk of international operations including exchange rate fluctuations and the regulatory and trade environment (both domestic and foreign), our reliance on the fees generated by the transaction volume or product sales of our clients; the impact of strategic alliances; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; effects of changes in profit margins; the unknown effects of possible system failures and rapid changes in technology; and trends in government regulation. This news release also contains other forward looking statements, including those related to the spin-off of PFSweb, Inc. Consummation of the transactions is uncertain and realization of the anticipated results could take longer than expected and implementation difficulties and market factors could alter anticipated results. A description of these factors, as well as other factors which could affect the Daisytek and PFSweb businesses, is set forth in Daisytek's Prospectus dated March 26, 1998, Daisytek's 10-K for the fiscal year ended March 31, 1999, Daisytek's 10-Q for the period ended December 31, 1999, PFSweb's Prospectus dated December 2, 1999 and PFSweb's 10-Q for the period ended December 31, 1999.

This news release and more information about PFSweb and Daisytek are available at www.pfsweb.com and at www.daisytek.com. PFSweb is a registered trademark. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.